Exhibit 99.1

Luna Innovations Reports Strong First Quarter 2018 Results

•Total revenues of $12.2 million for the three months ended March 31, 2018, up 21% compared to the three months ended March 31, 2017
•Products and licensing revenues of $7.6 million for the three months ended March 31, 2018, up 29% compared to the three months ended March 31, 2017
•Net income improved to $0.1 million for the three months ended March 31, 2018 compared to a net loss of $(1.4) million for the three months ended March 31, 2017
•Adjusted EBITDA improved to $0.6 million for the three months ended March 31, 2018 compared to $(0.2) million for the three months ended March 31, 2017

(ROANOKE, VA, May 9, 2018) – Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three months ended March 31, 2018.

“By continuing to focus on our strategic priorities, we delivered a profitable first quarter for the first time in our history. We drove robust organic revenue growth of over 20% compared to the three months ended March 31, 2017 in a quarter that is typically our weakest, and we delivered the corresponding improvement to our bottom line," said Scott Graeff, President and Chief Executive Officer of Luna. "The strong revenue performance, resulting largely from a nearly 70% increase in sales of our test and measurement products, along with prudent cost management, allowed us to realize positive net income from continuing operations for the fourth consecutive quarter, also a company record. Luna is positioned to continue to leverage the trends of growth in optical connectivity in high speed networks and data centers as well as the expanding use of composite materials and the need for improved means of testing their structural integrity. We expect those trends to drive top line growth into the future."

For the three months ended March 31, 2018, Luna reported net income of $0.1 million compared to a net loss of $(1.4) million for the three months ended March 31, 2017. Net income from continuing operations improved by $1.0 million, to $0.1 million, or $0.01 per share, for the three months ended March 31, 2018, compared to a net loss from continuing operations of $(0.9) million, or $(0.03) per share, for the three months ended March 31, 2017. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $0.6 million for the three months ended March 31, 2018 compared to a loss of $(0.2) million for the three months ended March 31, 2017. A reconciliation of net income/(loss) to adjusted EBITDA can be found in the schedules included in this release.

First Quarter Financial Summary

Total revenues for the three months ended March 31, 2018 were $12.2 million compared to $10.1 million for the three months ended March 31, 2017. Technology development revenues increased 9% to $4.6 million for the three months ended March 31, 2018, compared to $4.2 million for the three months ended March 31, 2017. Products and licensing revenues increased 29% to $7.6 million for the three months ended March 31, 2018, compared to $5.9 million for the three months ended March 31, 2017. The increase in the products and licensing revenues for the three months ended March 31, 2018 compared to the three months ended March 31, 2017 was realized primarily in Luna's ODiSI, Optical Backscatter Reflectometer, and tunable laser products.
Gross profit was $5.0 million, or 41% of revenues, for the three months ended March 31, 2018, compared to gross profit of $3.9 million, or 38% of revenues, for the three months ended March 31, 2017.
Selling, general and administrative expenses were $3.8 million for the three months ended March 31, 2018, compared to $3.7 million for the three months ended March 31, 2017.
Research, development and engineering expenses were $1.1 million for the three months ended March 31, 2018, compared to $0.9 million for the three months ended March 31, 2017 due to increased development costs associated with Luna's ODiSI and Terahertz instruments.
Net income from continuing operations improved to $0.1 million for the three months ended March 31, 2018, compared to a net loss from continuing operations of $(0.9) million for the three months ended March 31, 2017. Net loss from discontinued operations was $(0.5) million for the three months ended March 31, 2017.
Net income attributable to common stockholders for the three months ended March 31, 2018 was $0.1 million, compared to a net loss attributable to common stockholders of $(1.4) million for the three months ended March 31, 2017. Adjusted EBITDA was $0.6 million for the three months ended March 31, 2018, compared to $(0.2) million for the three months ended March 31, 2017.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (EDT) today to discuss its financial results for the three months ended March 31, 2018, and recent business developments. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 2475628. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high speed optoelectronics and high performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding Luna's future top line growth and Luna continuing to leverage the trends of growth in optical connectivity in high speed networks and data centers, as well as the expanding use of composite materials and the need for improved means of testing their structural integrity. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, technological challenges and those risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Revenues:
Technology development	$4,636,776	$4,236,102
Products and licensing	7,556,396	5,850,795
Total revenues	12,193,172	10,086,897
Cost of revenues:
Technology development	3,353,501	3,109,467
Products and licensing	3,813,553	3,101,045
Total cost of revenues	7,167,054	6,210,512
Gross profit	5,026,118	3,876,385
Operating expense:
Selling, general and administrative	3,809,617	3,722,170
Research, development and engineering	1,101,488	928,772
Total operating expense	4,911,105	4,650,942
Operating income/(loss)	115,013	(774,557)
Other income/(expense):
Investment income	75,912	—
Other (expense)/income	(115)	351
Interest expense	(40,738)	(64,374)
Total other income/(expense)	35,059	(64,023)
Income/(loss) from continuing operations before income taxes	150,072	(838,580)
Income tax expense	1,396	26,690
Net income/(loss) from continuing operations	148,676	(865,270)
Loss from discontinued operations, net of income tax of $0	—	(490,717)
Net loss from discontinued operations	—	(490,717)
Net income/(loss)	148,676	(1,355,987)
Preferred stock dividend	64,425	34,096
Net income/(loss) attributable to common stockholders	$84,251	$(1,390,083)
Net income/(loss) per share from continuing operations:
Basic	$0.01	$(0.03)
Diluted	$—	$(0.03)
Net loss per share from discontinued operations:
Basic	$—	$(0.02)
Diluted	$—	$(0.02)
Net income/(loss) per share attributable to common stockholders:
Basic	$—	$(0.05)
Diluted	$—	$(0.05)
Weighted average common shares and common equivalent shares outstanding:
Basic	27,204,989	27,541,356
Diluted	31,198,833	27,541,356

Luna Innovations Incorporated
Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,442,674	$36,981,533
Accounts receivable, net	8,098,703	7,869,168
Receivable from sale of HSOR business	4,001,496	4,000,976
Contract assets	2,408,930	1,778,142
Inventory	6,534,899	6,951,110
Prepaid expenses and other current assets	1,086,837	1,220,650
Total current assets	55,573,539	58,801,579
Long-term contract assets	263,722	209,699
Property and equipment, net	3,425,544	3,453,741
Intangible assets, net	3,204,843	3,237,593
Goodwill	502,000	502,000
Other assets	18,024	18,024
Total assets	$62,987,672	$66,222,636
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$1,750,000	$1,833,333
Current portion of capital lease obligations	38,145	43,665
Accounts payable	2,357,649	2,962,863
Accrued liabilities	5,742,777	6,557,649
Contract liabilities	1,804,125	3,428,625
Total current liabilities	11,692,696	14,826,135
Long-term deferred rent	1,148,370	1,184,438
Long-term debt obligations	232,084	603,007
Long-term capital lease obligations	63,184	71,275
Total liabilities	13,136,334	16,684,855
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at March 31, 2018 and December 31, 2017	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 28,365,549 and 28,354,822 shares issued, 27,162,195 and 27,283,918 shares outstanding at March 31, 2018 and December 31, 2017	29,217	29,186
Treasury stock at cost, 1,203,354 and 1,070,904 shares at March 31, 2018 and December 31, 2017	(1,955,787)	(1,649,746)
Additional paid-in capital	83,744,496	83,563,208
Accumulated deficit	(31,967,910)	(32,406,189)
Total stockholders’ equity	49,851,338	49,537,781
Total liabilities and stockholders’ equity	$62,987,672	$66,222,636

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Cash flows provided by/(used in) operating activities
Net income/(loss)	$148,676	$(1,355,987)
Adjustments to reconcile net income/(loss) to net cash (used in)/provided by operating activities
Depreciation and amortization	307,852	956,687
Share-based compensation	94,606	170,084
Bad debt expense	—	29,671
Change in assets and liabilities
Accounts receivable	(229,535)	1,824,454
Contract assets	221,386	187,448
Inventory	(110,095)	(352,435)
Other current assets	133,293	55,092
Accounts payable and accrued expenses	(1,456,154)	(1,464,847)
Contract liabilities	(1,650,363)	13,880
Net cash (used in)/provided by operating activities	(2,540,334)	64,047
Cash flows used in investing activities
Acquisition of property and equipment	(129,720)	(157,308)
Intangible property costs	(113,108)	(133,054)
Net cash used in investing activities	(242,828)	(290,362)
Cash flows used in financing activities
Payments on capital lease obligations	(13,611)	(12,697)
Payments of debt obligations	(458,333)	(458,333)
Repurchase of common stock	(306,041)	—
Proceeds from the exercise of options	22,288	820
Net cash used in financing activities	(755,697)	(470,210)
Net decrease in cash or cash equivalents	(3,538,859)	(696,525)
Cash and cash equivalents-beginning of period	36,981,533	12,802,458
Cash and cash equivalents-end of period	$33,442,674	$12,105,933

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Net income/(loss)	$148,676	$(1,355,987)
Less loss from discontinued operations, net of income taxes	—	(490,717)
Net income/(loss) from continuing operations	148,676	(865,270)
Interest expense	40,738	64,374
Tax expense	1,396	26,690
Depreciation and amortization	307,852	356,816
EBITDA	498,662	(417,390)
Share-based compensation	94,606	170,084
Adjusted EBITDA	$593,268	$(247,306)
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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com